UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 18, 2005

___________________________________________

INTEGRATED ENVIRONMENTAL TECHNOLOGIES, LTD.

(Exact name of registrant as specified in charter)

___________________________________________

Delaware	000-26309	98-0200741
(State of other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

4235 Commerce Street
Little River, South Carolina	29566
(Address of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code: (843) 390-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

Cooperative Research Agreement

        On March 18, 2005, the Registrant entered into a Cooperative Research Agreement with La Belle Amie Vineyard, LLC, wherein La Belle has agreed to dedicate 25-30 vines in the older part of the vineyard to the Registrant for studies to determine the effect of anolyte solutions for control of both surface and systemic bacteria, fungi, mold, mildew and other microbiological pathogens. A copy of the agreement is attached hereto as Exhibit 99.1.

Press Release

        On March 23, 2005, the Registrant issued a press release announcing the conclusion of research on isolated pure cultures of the Botrytis fungus acquired from a vineyard in Sonoma County, California. A copy of the press release is attached hereto as Exhibit 99.2.

        On March 24, 2005, the Registrant issued another press release to announce that they have reached a cooperative research agreement with La Belle Amie Vineyard that is anticipated to demonstrate the efficacy of anolyte solutions in managing microbiological pathogens in the growing, processing and bottling activities of wine production within a going concern. A copy of the press release is attached hereto as Exhibit 99.3.

Section 9 - Financial Statements and Exhibits

EXHIBITS

99.1	Cooperative Research Agreement, dated March 18, 2005
99.2	Press Release, dated March 23, 2005
99.3	Press Release, dated March 24, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                    INTEGRATED ENVIRONMENTAL

                                                                                                    TECHNOLOGIES, LTD.

                                                                                                    By: /s/William E. Prince

                                                                                                          William E. Prince, President

Date: March 29, 2005